ACQUISITION AGREEMENT


     AGREEMENT, dated as of July , 1996 by and between Captain Tony's Pizza, Inc. a New York corporation (hereinafter "Tony's"), and Thomas L. Tedrow and Sharron C. Martin (hereinafter "Shareholders") Shareholders of Pacific Foods Limited, a British Virgin Islands corporation (hereinafter "Foods").

                                    RECITALS

     WHEREAS, the Shareholders are the owners of all of the issued and outstanding shares of Foods;

     WHEREAS, the Shareholders are desirous of exchanging their shares of Foods after completion of the one for twenty reverse split for shares of common stock ("Common Stock") of Tony's;

     WHEREAS, Tony's wishes to acquire all of the issued and outstanding shares of Foods in exchange for shares of Common Stock of Tony's, $.001 par value per share;

     NOW THEREFORE, in consideration of the premises herein contained, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto have agreed, and by these presents, do hereby contract as follows:

                                      TERMS

1. Exchange of Securities. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 6 hereof (hereinafter the "Closing Date"), Tony's will issue and deliver, or cause to be issued and delivered, to the Shareholders, 700,000 post reverse split shares of Tony's common stock in exchange for all of the issued and outstanding Common Stock of Foods.

2.   Representations  and  Warranties  of  the  shareholders.  The  Shareholders represent and warrant to Tony's, all of which representations and warranties shall be true and complete at the Closing Date, and shall survive the Closing Date for a period of two (2) years from the Closing Date, except as to the warranties and representations set forth in subsection (f) hereof which shall survive for a period of three (3) years from the Closing Date, and those set forth in subsection (h) which shall survive for a period of six (6) months from the Closing Date, or from the date when the accounts receivable become due and payable, whichever is the later, that:

     (a) Foods is corporation duly organized and validly existing and in good standing under the laws of the British Virgin Islands and has the corporate powers to own its property and carry on its business as and where it is now being conducted. A Certified copy of the Memorandum and Articles of Association of Foods which have hereto been furnished by the Shareholders to Tony's, are a true and correct copy of the Memorandum and Articles of Association and include all amendments to the date hereof.

     (b) The authorized capital stock of Foods consists of 50,000 shares of Common Stock, $1.00 par value per share of which 200 shares have been validly issued and are now outstanding.

     (c) The Shareholders have the full power and authority to exchange the shares of the capital stock of Foods upon the terms and conditions provided for in this Agreement, and all such shares are duly and
          validly   issued  and  are  free  and  clear  of  any  lien  or  other encumbrance.

     (d) The unaudited balance sheet prepared by management, but which will be audited by H.J. Swart & Company, P.A., Certified Public Accountants, as of May 31, 1996, attached hereto as Exhibit B, constitute true and correct statements as of the date thereof of the financial condition of Foods and of its assets and liabilities prepared in accordance with generally accepted accounting principles consistently applied, and that from May 31, 1996, and until the Closing Date, no dividends or distributions of capital, surplus, or profits shall be paid or declared by Foods in redemption of its outstanding shares or otherwise, nor shall any additional shares be issued by Foods.

     (e) Since May 31, 1996, Foods has not engaged in any transaction other than transactions in the normal course of the operations of its business, except as specifically authorized by Tony's in writing.

     (f) Foods is not involved in any pending or threatened litigation which would materially affect its financial condition as shown by its balance sheets of May 31, 1996, shown on Exhibit B hereto, which has not been provided for on such balance sheet, or referred to in such balance sheet, or disclosed to Tony's in writing.

     (g) Foods has and will have at the Closing Date, good and marketable title to all of its property and assets shown on Exhibit B hereto, free and clear of any and all liens or encumbrances or restrictions, except as shown on Exhibit B hereto, and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its real property which do not materially affect the present use of such real property.

     (h) The accounts receivable of Foods, as reflected in Exhibit B and as specifically set forth in separate schedules furnished by Foods prior to the execution hereof, which shall become due and payable on or before the closing shall be good and collectible and can reasonably be anticipated to be paid within 180 days after the Closing Date.

     (i) Foods does not now have nor will it have on the Closing Date any long-term contracts ("long-term" being defined as more than one year) except for such contracts as are set forth as Exhibit C.

     (j) Foods does not now have nor will it have on the Closing Date any pension plan, profit-sharing plan, or stock-purchase plan for any of its employees.

3. Representations and Warranties by Tony's. Tony's represents and warrants to the Shareholders of Foods, all of which representations and warranties shall be true at the Closing Date, and shall survive the closing for a period of three (3) years from the Closing Date as follows:

     (a) Tony's is a corporation duly organized and validly existing and in good standing under the laws of the State of New York and has the corporate powers to own its properties and carry on its business as now being conducted and has authorized capital stock consisting of 150,000,000 shares of Common Stock, $.001 par value per share, of which 8,131,161 shares are issued and outstanding. These shares will be reverse split as a one for twenty basis prior to closing.

     (b) Tony's has the corporate power to execute and perform this Agreement and to deliver the stock required to be delivered to the Shareholders of Foods hereunder.

     (c) The execution and delivery of this Agreement, and the issuance of the stock required hereunder, have been duly authorized by all necessary corporate action, and neither the execution nor delivery of this Agreement, nor the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of Tony's or any indenture, agreement or other instrument to which Tony's is a party, or by which Tony's is bound or by which any of its property is bound.

     (d) The shares of Tony's Common Stock deliverable hereunder will, on delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable. Such shares will be restricted shares and cannot be sold or exchanged except pursuant to registration or an exemption therefrom.

     (e) The financial statements prepared by Mengel, Metzger Barr & Co., Certified Public Accountants, for the year ending June 30, 1995, attached hereto as Exhibit E constitute true and correct statements as of such date of the financial condition of Tony's and of its assets, liabilities and income prepared in accordance with generally accepted accounting principles consistently applied and that from June 30, 1995, and until the Closing Date, no dividends or distributions of capital, surplus, or profits have been paid or declared by Tony's in redemption of its outstanding shares or otherwise, nor have any additional shares been issued by Tony's.

     (f) Since June 30, 1995, Tony's has not engaged in any transaction other than transactions in the normal course of the operations of its business, except as specifically authorized by the Shareholders of Foods in writing. Such authorization specifically includes a bonus to Martella of Tony's cash, which distribution shall occur at Closing.

     (g) Tony's is not involved in any pending or threatened litigation which would materially adversely affect its financial condition as shown by the balance sheets of December 31, 1995, attached hereto as Exhibit E, which has not been provided for on such balance sheet or referred to in such balance sheet or disclosed to the Shareholders of Foods in its 10-KSB or other filings.

4. Conditions to the Obligations of Tony's. The obligations of Tony's hereunder shall be subject to the conditions that:

     (a) Tony's shall not have discovered any material error or misstatement in any of the representations and warranties made by the Shareholders of Foods herein and all the terms and conditions of this Agreement to be performed and complied with shall have been performed and complied with. (b) There shall have been no substantial adverse changes in the conditions, financial, business or otherwise of Foods from May 31, 1996, to the Closing Date, except for changes resulting from those operations in the usual and ordinary course of the business, and between such dates the business and assets of Foods shall not have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination or workmen, taking over of any such assets by any governmental authorities, riot, activities or armed forces, or acts of God or of the public enemies.

     (c) Tony's shall have received the opinion of Messrs. Vanderkam & Sanders, legal counsel for Foods, to the effect that (1) Foods is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the power and authority to own their properties and to carry on their respective business wherever the same may be located and operated as of the Closing Date, and (2) the
          Agreement has been duly executed, and when delivered by the Shareholders is enforceable in accordance with its terms.

     d) An Employment Contract with Michael Martella providing for his continued employment with the surviving entity of Tony's shall have been executed by all parties a signator thereto and shall constitute a valid and binding obligation of Tony's after the acquisition of Foods.

5. Conditions to the Obligations of the Shareholders of Foods. The obligations of the Shareholders of Foods hereunder are subject to the conditions that:

     (a) The Shareholders shall not have discovered any material error or misstatement in any of the representations or warranties made by Tony's herein and all the terms and conditions of this Agreement to be performed and complied with by Tony's shall have been performed and complied with.

     (b) The Shareholders shall have received the opinion of Patrick J. Lane, P.C., counsel for Tony's, to the effect that (1) Tony's is a corporation duly organized and validly existing under the laws of the State of New York, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; (2) the execution, delivery and performance of Tony's has been duly authorized by all necessary corporate action including approval by the shareholders at a lawfully convened meeting and constitutes a legal, valid and binding obligation of Tony's enforceable in accordance with its terms; (3) the stock to be delivered to Tony's puruant to the terms of this Agreement has been validly issued, is fully paid and nonassessable; and (4) the exchange of the stock herein contemplated does not require the registration of the Tony's Common Stock pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities as the shares issued are exempt from registration under the provisions of Regulation D of Rule 506. Tony's common shares will however bear a Rule 144 Restrictive Legend.

6. Closing Date. The closing shall take place at 10:00 A.M. Central Standard Time, on July , 1996, at the offices of Vanderkam & Sanders in Houston, Texas, or at such other time and place as the parties hereto shall agree upon. This Agreement shall be effective as of the close of business on the Closing Date.

7. Actions at the Closing. At the closing, Tony's and the Shareholders of Foods will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1 of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own party to which the same are deliverable.

     In addition, the following transactions will take place.

     (a)  Tony's will deliver to the Shareholders of Foods:

          (i) Duly certified copies of all corporate resolutions and other corporate proceedings taken by Tony's to authorize the execution, delivery and performance of this Agreement.

          (ii) The opinion of Patrick J. Lane, P.C., counsel for Tony's, as provided in Section 5 (b) of this Agreement.

          (iii)A Certificate executed by a principal officer of Tony's attesting to the fact that all of the representations and warranties of Tony's are true and correct as of the Closing Date, and that all of the conditions to the obligations of the Shareholders of Foods to be performed by Tony's have been performed as of the Closing Date.

          (iv) A Certificate of Incumbency and Signatures of the officers of Tony's dated as of the date of this Agreement.

          (v) The written resignations of all directors and such officers and auditors of Tony's as are requested by the Shareholders, which resignations shall contain an acknowledgment from each resignee that they have no claims against Tony's for loss of office or otherwise.

          (vi) All registration certificates, statutory books, minutes books and common seals of Tony's, all accounts books and all documents of title relating to Tony's's assets (unless already in the possession of the Shareholders) as are required by the Shareholders.

          (vii)In addition, Martella shall receive a bonus equal to one-hundred percent of the cash on hand at Tony's.

               (b) The Shareholders of Foods will deliver to Tony's: (i) The opinion of Vanderkam & Sanders, counsel for the Shareholders of Foods, as provided for in Section 4(c) hereof.

                    (ii) A Certificate  from the Shareholders of Foods signed by all the Shareholders that each of the representations and warranties of the Shareholders are true and correct as of the Closing Date and that all of the conditions to the obligations of Tony's to be performed by the Shareholders have been performed as of the Closing Date.

                    (iii)All of the  outstanding  common share  certificates  of
                         Foods.
                                       5

8. Conduct and Business, etc. Between the date hereof and the Closing Date, Foods shall conduct its business in the same manner in which it has heretofore been conducted and the Shareholders will not permit it to (1) enter into any contract, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the Shareholders, without first obtaining the written consent of Tony's.

9. Access to the Properties and Books of Foods. The Shareholders of Foods hereby grant to Tony's, through its duly authorized representatives and during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of Foods, and full opportunity to examine Foods's books and records. A similar access to Tony's's properties, books and records in likewise granted to the Shareholders of Foods.

10. Costs and Expenses. Foods shall pay the expenses and costs incident to the preparation of this Agreement and to the consummation of the transaction contemplated herein.

11. Funding of Captain Tony's Pizza. The Shareholders agree to fund the Pizza franchising business with a minimum of two million dollars during the twelve months following the date of this agreement for expansion and working capital.
                                       6

12.  Miscellaneous.

     (a)  This  Agreement  shall  be  controlled,   construed  and  enforced  in
          accordance with the laws of the State of New York.

     (b) This Agreement shall not be assignable by either party without the prior written consent of the other.

     (c) All paragraph headings herein are inserted for the parties convenience in identifying the provisions of this Agreement, and shall not effect the construction or interpretation of the provisions of this Agreement.

     (d) This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

     (e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Foods and upon the successors and assigns of Tony's.

     (f)  The company "Tony's" shall change its Name to "Am Pac Corporation"

     (g)  All notices,  requests,  instructions,  or other documents to be given hereunder shall be in writing and sent by registered mail:

If to the Share          Thomas L. Tedrow
holders of Foods:        Sharon C. Martin
                         2440 S. Progress Drive
                         Salt Lake City, UT  84119

with copies to:          Messrs. Vanderkam & Sanders
                         1111 Caroline, Ste. 2905
                         Houston, Texas  77010

If to Tony's:            Captain Tony's Pizza, Inc.
                         P.O. Box 82
                         Deland, FL  32721

with copies to:          Patrick J. Lane

     (h) For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

     (i) This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                            CAPTAIN TONY'S PIZZA, INC.


                                            By:
                                               --------------------------------
                                                     President

ATTEST:

By:
   ---------------------
Its:
    --------------------

                                            -------------------------------
                                            Thomas Tedrow


                                            -------------------------------
                                            Sharon C. Martin


                                            SHAREHOLDERS OF
                                            PACIFIC FOODS LIMITED

                                       8